Exhibit 5.1

Hunton Andrews Kurth LLP

February 13, 2026

Northrim BanCorp, Inc.
3111 C Street
Anchorage, Alaska 99503

Re:	Northrim BanCorp, Inc.
Registration Statement on Form S‑4

Ladies and Gentlemen:

We have acted as counsel to Northrim BanCorp, Inc., an Alaska corporation (the “Issuer”), in connection with the preparation and filing by the Issuer on the date hereof of its Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to $60,000,000 aggregate principal amount of the Issuer’s 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Exchange Notes”).

The Exchange Notes are to be issued under the Indenture (as defined below) pursuant to an exchange offer (the “Exchange Offer”) by the Issuer in exchange for a like principal amount of the Issuer’s issued and outstanding 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Original Notes”), as contemplated by the Registration Rights Agreement (as defined below).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Registration Rights Agreements, dated as of November 26, 2025 (the “Registration Rights Agreement”) among the Issuer and the purchasers party thereto;

(iii)	the Indenture dated as of November 26, 2025 (the “Indenture”) by and between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”); and

(iv)	the form of the Exchange Notes attached as an exhibit to the Indenture.

ATLANTA   AUSTIN   BANGKOK   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON
LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC
www.Hunton.com

Northrim BanCorp, Inc.
February 13, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.  With respect to any document purportedly executed by any party by means of any electronic signature, we have assumed the validity of such electronic signature under the laws of the jurisdiction of organization of such party and, without limiting the generality of the foregoing, that (a) the parties to such document have agreed to use electronic signatures and electronic records in connection with the transactions evidenced thereby, (b) each party executing such document by means of an electronic signature did so with the intent to sign such document and to be bound thereby and (c) each such electronic signature is affixed to or logically associated with such document.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral and written statements and representations of officers and other representatives of the Issuer and (ii) statements and certifications of public officials and others.

We note that the Indenture and the Exchange Note include a provision stating that such instrument shall be governed by the laws of the State of New York.  We also note that the Issuer is organized under the laws of the State of Alaska.

In making our examination of any document purported to be an agreement, we have assumed: (a) the valid existence and good standing of each of the parties thereto, (b) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (c) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents, (d) the due execution and delivery by such parties of such documents, and (e) except to the extent that we express our opinion herein as to the Issuer, the validity, binding effect and enforceability of any such document against the parties.

With respect to the assumptions stated in the immediately preceding paragraph, we note that the Issuer has obtained and filed as an exhibit to the Registration Statement a legal opinion of Miller Nash, LLP, as to the organization and valid existence under the laws of the State of Alaska of the Issuer, and the due authorization, execution and delivery under such laws by the Issuer of the Indenture and the Exchange Notes.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement and any required amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Issuer, authenticated by the Trustee in accordance with the terms of the Indenture, and (iv) the Exchange Notes have been duly issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

Northrim BanCorp, Inc.
February 13, 2026

Our opinions herein regarding the enforceability or effect of the Exchange Notes may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and (ii) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This letter is being furnished only to you as of the date hereof and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, without our express written permission.  The opinions and statements expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP